Exhibit 10.1
SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT (“Agreement”) is entered into this 25th day of April, 2011 (the “Effective Date”), by and among AmT CADC Venture, LLC, f/k/a AmTrust CADC Venture LLC (the “Lender”), successor-in-interest to Federal Deposit Insurance Corporation as Receiver for AmTrust Bank (“AmTrust Bank”), Woodbridge Holdings, LLC, successor by merger to Levitt Corporation (“Borrower”), and Carolina Oak Homes, LLC successor to Levitt and Sons of Jasper County, LLC (“Guarantor” or “Mortgagor”) (Borrower and Guarantor collectively “Obligors”), agree as follows:
RECITALS
     A. On or about March 21, 2007, Ohio Savings Bank (the “Original Lender”), and Levitt and Sons, LLC (the “Original Borrower”), entered into a Revolving Working Capital Land Acquisition and Development and Residential Construction Borrowing Base Facility Agreement (the “Loan Agreement”).
     B. In connection therewith, on or about March 21, 2007, Original Borrower executed a Revolving Promissory Note (the “Original Note”) in the original principal amount of One Hundred Million and No/100 dollars ($100,000,000.00).
     C. On or about March 21, 2007, Levitt and Sons of Jasper County, LLC (the “Original Guarantor”) executed and delivered to Original Lender an Unconditional and Continuing Guaranty and Indemnity Agreement (the “Guaranty”).
     D. The Original Note is secured by: (i) a Mortgage and Security Agreement dated March 21, 2007 executed by Original Guarantor in favor of the Original Lender as mortgagee, recorded in Official Records Volume 531, at Page 168 of the Public Records of Jasper County, South Carolina (the “Mortgage”), which Mortgage encumbers certain real property, together with the improvements located thereon, situated in Jasper County, South Carolina (ii) an Assignment of Rents and Leases and Agreements Effecting Real Estate (the “Assignment of Rents and Leases”) dated as of March 21, 2007, recorded in Official Records Volume 531, at Page 179 of the Public Records of Jasper County, South Carolina, and (iii) a UCC-1 Financing Statement (the “UCC”) in favor of the Original Lender, as secured party, recorded in Official Records Volume 531, at Page 189 of the Public Records of Jasper County, South Carolina, For purposes hereof, the Mortgage, Assignment of Rents and Leases and UCC are hereinafter collectively, the “Security Documents”.
     E. On or about October 25, 2007, Levitt Corporation (“Levitt Corporation”), successor to Original Borrower, Levitt and Sons, LLC and AmTrust Bank entered into an Assumption and Modification of Note and Loan Agreement (“Assumption Agreement”).
     F. AmTrust Bank was formerly known as Ohio Savings Bank. On April 24, 2007, a Resolution approving a change in the name from Ohio Savings Bank to AmTrust Bank was approved by the Board of Directors of Ohio Savings Financial Corporation. On April 25 2007, the Office of Thrift Supervision of the Department of the Treasury issued a Certificate of

Corporate Existence (“Certificate”), recognizing AmTrust’s charter as being in full force and effect.
     G. In connection with the Assumption Agreement, Levitt Corporation executed and delivered to AmTrust Bank an Amended and Restated Revolving Promissory Note (“Note”) in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) (“Loan”).
     H. On or about October 25, 2007, Original Guarantor executed and delivered to AmTrust Bank a Ratification of Guaranty (“Ratification.”)
     I. The Note, the Mortgage, the Security Documents, the Guaranty, the Ratification and all other documents executed in connection with the Loan are sometimes hereinafter collectively referred to as the “Loan Documents”.
     J. On November 15, 2009, AmTrust Bank made demand upon Borrower and Guarantor for payment of the Loan in full.
     K. On or about November 24, 2009, AmTrust Bank filed its Complaint for Damages against Borrower and Guarantor, currently pending in the action styled AMT CADC VENTURE, LLC f/ka AMTRUST CADC VENTURE LLC, successor-in-interest to FEDERAL DEPOSIT INSURANCE CORPORATION as RECEIVER for AMTRUST BANK v. WOODBRIDGE HOLDINGS, LLC and CAROLINA OAK HOMES, LLC, Case No. 10-60318-CIV-SEITZ, in the United States District Court for the Southern District of Florida (the “Litigation”). On December 4, 2009, the FDIC was tendered the appointment as Receiver of AmTrust Bank by the Office of Thrift Supervision in order to take charge of its assets and affairs, On July 21, 2010, the FDIC as Receiver for AmTrust Bank sold certain assets, including the assets at issue in this action, to AmTrust CADC Venture, LLC n/k/a AmT CADC Venture, LLC.
     L. Lender presently owns and holds the Original Note, Note, Mortgage and the other Loan Documents. Guarantor presently holds title to the Property in fee simple, as described in Exhibit “A” hereto (“Property”).
     M. Lender, Borrower and Guarantor recognize the expense and inherent risk of protracted civil litigation and, therefore, desire to amicably settle the disputes described in the Litigation and dispose of all claims, matters and controversies by and among them with respect to only the Loan, subject to, and in accordance with, the terms and conditions of this Agreement.
AGREEMENT
NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Recitals. The foregoing recitals are true and correct and by this reference are incorporated as if fully set forth herein.

     2. Transfer of Property. Mortgagor hereby agrees to transfer the Property to the Lender, its successor or assigns, by Special Warranty Deed (the “Deed”), and/or, at the sole and exclusive option of the Lender, to stipulate to the entry of a judgment of foreclosure (and to also waive all defenses and other opposition to entity of a foreclosure judgment for the full amount of principal, interest, attorneys’ fees and costs owed to the Lender, as accurately memorialized in the Lender’s Initial Disclosures served in the Lawsuit, a copy of which is annexed hereto). If Lender chooses, in its sole and absolute discretion, to effectuate the transfer of the Property by way of the Deed the Lender shall prepare the Deed, and Mortgagor agrees to execute and deliver the executed Deed to the Lender’s counsel within three (3) business days of Lender’s written request for execution of said Deed. The form of the Deed shall be substantially in the form attached hereto as Exhibit “B” (and such other Deed reasonably requested by the Lender pursuant to the terms of this Agreement). In such event, the Lender shall be responsible for any recording fees and documentary stamp taxes due in order to record the Deed in the Public Records of Jasper County, South Carolina. If the Lender seeks entry of a judgment of foreclosure (“‘Foreclosure Proceeding”), then Mortgagor agrees to waive and refrain from asserting any defenses or other opposition to entry of the foreclosure judgment and to cooperate in connection with the Foreclosure Proceeding and, once a foreclosure proceeding is commenced, Mortgagor will execute a stipulation for the entry of a judgment of foreclosure for the full amount of principal, interest, attorneys’ fees and costs owed to the Lender as set forth in the attached Initial Disclosures of the Lender. Mortgagor agrees to waive any and all defenses in the Foreclosure Proceeding, and agrees not to file any counterclaims against Lender in the Foreclosure Proceeding or otherwise. The stipulation shall provide that the Lender shall not pursue a deficiency judgment against the Obligors. Lender shall notify Obligors of its intentions as to transfer of the Property within ten (10) ten business days following the execution of this Agreement, Notwithstanding anything contained in this Agreement to the contrary, the Obligors’ waiver of defenses and other opposition by Obligors in connection with any Foreclosure Proceeding and any Quiet Title proceeding shall not negate, impair, limit or otherwise affect the terms of this Agreement, expressly including, without limitation, (i) Lender’s agreement not to pursue a deficiency judgment against Obligors or (ii) the provisions of Section 8 of this Agreement, subject to all limitations and other terms of this Agreement.
     3. General Assignment. To the extent assignable, Mortgagor does hereby assign, grant, bargain and convey to Lender, and grant to Lender, and its successor and assigns, all of Mortgagor’s right, title and interest in and to all building and other permits, surveys, architectural and engineering plans and specifications, wastewater and water capacity rights and irrigation hookup rights, reimbursement agreements as to infrastructure improvements, certifications, studies and work product prepared and hereafter prepared relating to the design or construction of the construction of infrastructure improvements and/or construction of residences on the Property (collectively, the “Improvements”), governmental approvals, certificates of occupancy and completion, licenses, authorizations, proceeds of insurance policies (including but not limited to any Master policies) pertaining to the Property, agreements with any utility companies, all deposits associated with the foregoing and any other consents and approvals which Mortgagor may now own with respect to or in connection with the Property or any portion thereof, including, without limitation, all plans and specifications respecting the design and construction of the Improvements.

     To the best of the Borrower’s knowledge, Borrower has heretofore delivered copies of any and all contracts, agreements, permits, engineering and other plans, applications and commitments within the Borrower’s or Mortgagor’s possession, with respect to which the Property or Mortgagor is subject or otherwise relating to or affecting the ownership, development, use, occupancy, leasing or operation of the Property or any portion thereof, and all amendments or modifications thereto, including all contracts, agreements and commitments with vendors supplying products and services to the Property and the businesses conducted thereon (collectively, the “Contracts”). Borrower has not assigned or granted a security interest in any Contracts to anyone other than Lender. Within one hundred eighty (180) days following the execution of this Agreement, Lender shall, in its sole discretion, inform Obligors as to which Contracts, if any, Mortgagor or Borrower must assign (to the extent such contracts are assignable) to Lender, its successors and assigns, without delay. Obligors, individually and collectively, agree to execute and all documents which may be necessary to comply with their respective obligations hereunder, with the form of Assignment annexed hereto as Exhibit “C” being acceptable to the Obligors should the Lender request this form for any assignments. If any additional Contracts are located after the date of execution of this Agreement, the Obligors, individually and collectively, agree to provide written notice of such Contracts to Lender, its successors and assigns, and agree to assign such Contracts to the Lender, its successors and assigns, upon written request by the Lender, its successors and assigns.
     4. Foreclosure and Quiet Title Complaints. If Lender commences any Foreclosure Proceeding and/or Quiet Title proceeding as to the Property, Mortgagor hereby (i) authorizes and instructs its counsel, Stearns Weaver Miller, et al, to accept service of any complaint filed in the Foreclosure Proceeding and/or Quiet Title proceedings and (ii) agrees to enter into a stipulated foreclosure judgment and waive all defenses and claims in the Foreclosure Proceeding and any Quiet Title proceedings, and to enter into a stipulation(s) as to the appointment of a receiver (and waive all opposition thereto), at the sole and exclusive option of the Lender; provided, however, that any such waiver shall not negate, impair, limit or otherwise affect the terms of this Agreement, including, without limitation, (i) Lender’s agreement not to pursue a deficiency judgment against Obligors and (ii) the provisions of Section 8 of this Agreement, subject to all limitations and other terms set forth in this Agreement. Mortgagor acknowledges that it may be necessary or desirable for Lender to amend, supplement or assign its rights under the Foreclosure Proceeding prior to a final judgment of foreclosure being entered by the Court and in connection with any Quiet Title proceeding, and hereby consents to any such amendment, supplement or assignment and, at the Lender’s sole and exclusive option, to the appointment of a receiver for the Property in the Foreclosure Proceeding.
     5. Payment. The Obligors agree that, in addition to the collateral Property transfer, via Deed and/or the Foreclosure Proceeding, they will pay to Lender the full and final settlement amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Settlement Amount”) in certified, clear and unrestricted funds. The Obligors will transfer the Settlement amount by no later than April 25, 2011 via wire transfer as follows:

Collection Corporate Trust Clearing
Wells Fargo Bank
ABA # : 121-000-248
Account: 3970771416
FFC: 80463700
Reference: Loans 1003203 and 1003204
     6. Stipulation of Dismissal. Within five (5) Business Days of receipt of clear funds in the Settlement Amount and execution of the Deed, counsel for Lender and the Obligors shall file in the Litigation a Stipulation of Dismissal Without Prejudice, in the form attached hereto as Exhibit “D”, with each party to bear their own fees and costs.
     7. Obligors’ Release of Lender. Except for the obligations of this Agreement, which are not hereby released and which shall survive the execution hereof, Obligors, for themselves and for their respective successors and assigns, hereby remise, release, acquit, waive, satisfy and forever discharge the Lender, its predecessors, officers, directors, shareholders, members, employees, counsel, agents, servants, representatives and insurers, and the respective personal representatives, heirs, successors, and assigns of all of them (collectively, the “Released Party”) from any and all claims, actions, defenses, causes of action, damages or demands, both compensatory and punitive, in whatever name or nature, in tort, in contract or by statute, in any manner arisen, arising, or growing out of any and all damages, expenses, or losses sought or claims, of whatever name or nature, past, present, or future, known or unknown, direct or indirect, which in any way arise out of or pertain to the causes of action in the Litigation, whether such claims, actions, causes of action, damages or demands were asserted or unasserted in the Litigation. This Release covers any and all claims of the Obligors which have arisen, arise, or which may hereafter arise out of the incidents or matters which were alleged in, or could have been alleged against the Released Party in the Litigation, whether known or unknown, direct or indirect. Obligors represent and warrant that they have not assigned to any third party the claims released herein.
     8. Lender’s Covenant Not to Sue/Release.
     (a) Covenant Not to Sue. Lender does hereby covenant and agree not to sue or cooperate or participate in, directly or indirectly through its affiliates, agents, representatives, or nominees, in any lawsuit against Obligors and their respective heirs, executors, administrators, personal representatives, successors, predecessors, counsel, assigns, and past, present, and future affiliates, officers, directors, employees, shareholders, and agents (collectively, the Obligor Indemnities”), on account of any and all liabilities, duties, responsibilities, obligations, claims, demands, actions, damages, costs, losses, and expenses now existing or hereafter arising out of or in any way relating to or connected with, directly or indirectly, the Property, the Loan, and the Loan Documents. The covenant not to sue set forth in this Section 8 covers and otherwise relates to any and all claims of the Lender which have arisen, arise, or which may hereafter arise out of the incidents or matters which were alleged in, or could have been alleged against the Obligor Indemnities as to the Loan at issue in the Litigation, whether known or unknown, direct or indirect subject to the terms of this agreement and EXCLUDING those matters and subject to those limitations set forth at Section 8(b) below and otherwise in this Agreement.
     (b) Exclusions and/or Limitations. Notwithstanding anything contained in this Agreement to the contrary, the Covenant Not to Sue set forth in Section 8(a) of this Agreement and the Release set forth in Section 8(e) of this Agreement expressly exclude and do not otherwise affect:
               (i) the obligations and liabilities of Obligors and rights, remedies and entitlements in favor of the Lender arising under the specific terms of this Agreement;
               (ii) all rights, remedies and causes of action that Lender would have enjoyed or otherwise has against the Obligors with respect to: (a) any Hazardous Substances (as defined in this Agreement) on the Property to the same extent as if Lender foreclosed upon the Property instead of having its interest transferred by the Mortgagor to the Lender or entity designated by the Lender via the Deed; provided that such Hazardous Substances were not introduced to the Property following the date of the delivery of the Deed to the Lender; (b) a material breach of any of the representations, warranties and obligations of the Borrower under this Agreement (c) a bankruptcy filing as provided in this Agreement, the result of which is the Settlement Amount or the transfer of the Property pursuant to this Agreement being rescinded, avoided, set aside, rendered void and/or otherwise undone or required to be restored by Lender to Obligors or to any creditors of either Obligor; and (d) any and all other rights of the Lender and obligations of the Obligors, jointly and severally, under the terms of this Agreement.
               (iii) the validity of the Mortgage and the Lender’s right to enforce its rights and remedies thereunder, including but not limited to, its right to institute Foreclosure Proceedings and/or any Quiet Title Proceedings as to the Property or any portion thereof, in any event subject to the terms, conditions and limitations set forth in this Agreement (with the Obligors expressly waiving all defenses, claims and opposition in any such proceedings, and with each of the Parties to this Agreement stipulating to the Lender’s right to prosecute such proceedings to its/their conclusion including the Lender’s right to obtain a judgment of foreclosure against the Mortgagor and all others necessary parties to obtain marketable title); provided, however, that Lender agrees not to pursue a deficiency judgment or money damages against Obligors; and
               (iv) Lender’s right to institute and prosecute the Foreclosure Proceeding to its conclusion including the right to obtain a judgment of foreclosure against Mortgagor and all others necessary to obtain marketable title and/or to institute and prosecute a Quiet Title proceeding to conclusion; provided, however, that Lender agrees not to pursue a deficiency judgment against Obligors or money damages against the Obligors in the Foreclosure Proceeding, Quiet Title proceeding or any separate suit provided that the Obligors have fully complied with the terms of this Agreement and the Lender has retained the $2.5 Million dollar Settlement Amount and Property referenced in this Agreement.
     (c) Additional Limitations on Covenant. Notwithstanding anything to the contrary in this Agreement, in the event that the $2.5 million dollar Settlement Amount to the Lender is disgorged in connection with a Bankruptcy Event, and Obligors fail to cure such event within fifteen (15) days of the occurrence thereof, then this Agreement (with the exception of the Obligors’ stipulation to transfer the Property via Deed and waiver of opposition, claims, counterclaims and defenses in any Foreclosure Proceeding or Quiet Title proceeding as to the Property), shall be null and void, and Lender shall have all rights and remedies, in law and in equity, as to the Loan and Loan Documents.
     (d) Release of Obligors’ Property. Lender hereby expressly releases the claimed property and other assets of the Obligors (the “Released Property”) listed at Exhibit “E” hereto from the liens arising under the Security Documents and/or the Loan Documents. Within ten (10) business days from the date of this Agreement, Lender shall execute any and all UCC amendments and/or similar documents as may be required in order to amend any pending UCC filings to release or exclude the Released Property.
     (e) Release of Obligors. Without limiting the effect of, and in addition to, the limited Covenant Not to Sue as described at Section 8(a), 8(b) and 8(c) of this Agreement, provided that (i) Obligors shall have paid the Settlement Amount to Lender, (ii) no event set forth in Section 8(b)(ii)(b) shall have occurred, and (iii) no Release Termination Event (as hereinafter defined) shall have occurred, upon the conclusion of any Foreclosure Proceeding and Quiet Title proceeding that is filed by the Lender, its successors and assigns, within one (1) year following the Effective Date of this Agreement as to the Property (or any portion thereof), Obligors and Obligor Indemnities shall automatically be (without the requirement of any further instrument or document) remised, released, acquitted, waived, satisfied and forever discharged of and from any and all liabilities, duties, responsibilities, obligations, claims, demands, actions, damages, costs, losses, and/or expenses now existing or hereafter arising out of or in any way relating to or connected with, directly or indirectly, the Property, the Loan, and the Loan Documents, provided that the Release of Obligors shall not apply to the Obligors’ obligations under Section 8(b), which shall remain in full force and effect. Notwithstanding the foregoing, in the event that a Release Termination Event shall occur then the release granted pursuant to this Section 8(e) shall be void and of no further force or effect. As used herein, the term “Release Termination Event’ shall mean a Bankruptcy Event which results in the Settlement Amount, the Property, or both, being rescinded, avoided, set aside, rendered void and/or undone or otherwise required to be restored by Lender to Obligors or to any creditors of either Obligor. Lender hereby expressly acknowledges and agrees that the release provided in this Agreement shall be self-operative and not require execution of any additional documentation. Notwithstanding anything contained herein to the contrary, Lender agrees that (i) in the event Lender fails to commence a Foreclosure Proceeding or Quiet Title proceeding within one (1) year from the Effective Date of this Agreement, then the release granted pursuant to this Section 8.(e) shall automatically be deemed to have been given as of such date being one (1) year from the Effective Date and, if an action is filed, (ii) Lender shall prosecute and pursue the conclusion of any Foreclosure Proceeding and/or Quiet Title proceeding with reasonable diligence.
     (f) Obligations of Released Parties. Notwithstanding anything contained in this Agreement to the contrary and without limiting the provisions of Section 26 of this Agreement, subject to the terms, conditions and limitations of this Agreement, Lender hereby expressly acknowledges and agrees that Lender’s obligations and assignments under Section 8 of this

Agreement shall be binding upon, and deemed to have been given by, each and any Released Party (as such term is defined in Section 7 of this Agreement), expressly including, without limitation, the grantee under the Deed.
     9. Obligors’ Representations and Warranties. Obligors represent and warrant to the Lender as follows:
               a. Organizational Status. Borrower is duly organized and validly existing, and in good standing under the laws of the State of Florida.
               b. Hazardous Substances. Except as disclosed in any environmental report delivered to or obtained by Lender, Original Lender or AmTrust Bank in connection with the Loan, to the best of the Obligors’ knowledge (a) no spillage, leakage, dumping, discharge or disposal (whether accidental or intentional) of any Hazardous Substances (defined below) has occurred on, under, from or onto the Property, (b) there are no Hazardous Substances located on or under the Property, (c) no condition exists at the Property which violates any Environmental Requirements, or which requires cleanup or corrective action of any kind under any Environmental Requirements, (d) no written notice of violation, lien, complaint, suit, order or other written notice with respect to the environmental condition of the Property is outstanding, nor has any such notice been issued which has not been fully satisfied and complied with in a timely fashion so as to bring the Property into full compliance with all Environmental Requirements. “Hazardous Substances” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of—1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state or local law, ordinance, rule or regulation applicable to the Properties (collectively, the “Environmental Requirements”), or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead; provided, however, that the above representation shall not apply to de minimus amounts of Hazardous Substances which are allowed as a matter of law pursuant to Environmental Requirements.
               c. Authority to Enter into Settlement Agreement. Borrower has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. No consent, approval or authorization by any individual or entity or any court, administrative agency or other governmental authority or agency is required in connection with (a) the execution and delivery of this Agreement, or (b) the consummation of the transactions contemplated by this Agreement by the Borrower. The consummation of the transactions contemplated by this Agreement will not result in a breach of, or constitute a default under, any mortgage, deed of trust, bank loan, credit agreement or other instrument to which Borrower is a party or by which Borrower may be bound or affected.

               d. Conflicting Transactions of Borrower. The execution and delivery of this Agreement by Borrower and the performance of its obligations hereunder will not, to the best of Borrower’s knowledge, conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower a party or by which it is bound, or any order or decree applicable to the Borrower, or result in the creation or imposition of any lien on any of the Borrower’s assets or property.
               e. Pending Litigation. Except for the Litigation, there are no actions, suits or proceedings pending against the Borrower or, to the knowledge of Borrower, circumstances which could lead to such action, suits or proceedings against or affecting the Borrower, or involving the validity or enforceability of any of the Loan Documents, before or by any governmental authority; and to the Borrower’s knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority. Borrower has not filed a petition in any case, action, or proceeding under the United States Bankruptcy Code or any similar state law; no petition in any case, action, or proceeding under the United States Bankruptcy Code or any similar state law has been filed against Borrower that has not been dismissed or vacated; and Borrower has not filed an answer or otherwise admitted in writing insolvency or inability to pay its debts or made an assignment for the benefit of creditors.
          10. Mortgagor Representations and Warranties. Mortgagor represents and warrants to the Lender as follows:
               a. Title. Mortgagor hereby warrants that (i) it is lawfully seized of the Property in fee simple subject to (a) the Security Documents, (b) any other matters disclosed in any title policy delivered to and/or obtained by Lender, Original Lender or AmTrust in connection with the Loan as of the date hereof or that are a matter of public record as of the date of this Agreement, and (c) those matters provided on Exhibit “F” attached hereto (the matters set forth in (a), (b) and (c) of this paragraph being collectively, the “Permitted Exceptions”); (ii) Mortgagor has good right and lawful authority to sell and convey the Property; and (iii) subject to the Permitted Exceptions, Mortgagor holds title to the Property free of any encumbrances. To the best of the Mortgagor’s knowledge, no condemnation or eminent domain proceeding has been commenced or threatened against the Property. Mortgagor has not sold, assigned, conveyed, pledged, encumbered, hypothecated nor otherwise transferred any portion of the Property (including but not limited to any related personal property pledged to secure the Loan)to any party except to Lender in accordance with the terms of the Loan Documents.
               b. Organizational Status. Mortgagor is duly organized and validly existing, and in good standing under the laws of the State of South Carolina.
               c. Intentionally Deleted.

               d. Hazardous Substances. To the best of the Mortgagor’s knowledge (a) no spillage, leakage, dumping, discharge or disposal (whether accidental or intentional) of any Hazardous Substances (defined below) has occurred on, under, from or onto the Property, (b) there are no Hazardous Substances located on or under the Property, (c) no condition exists at the Property which violates any Environmental Requirements, or which requires cleanup or corrective action of any kind under any Environmental Requirements, (d) no written notice of violation, lien, complaint, suit, order or written other notice with respect to the environmental condition of the Property is outstanding, nor has any such notice been issued which has not been fully satisfied and complied with in a timely fashion so as to bring the Property into full compliance with all Environmental Requirements. “Hazardous Substances” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of—1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state or local law, ordinance, rule or regulation applicable to the Properties (collectively, the “Environmental Requirements”), or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead; provided, however, that the above representation shall not apply to de minimus amounts of Hazardous Substances which are allowed as a matter of law pursuant to Environmental Requirements.
               e. Authority to Enter into Settlement Agreement. Mortgagor and Obligors have full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. No consent, approval or authorization by any individual or entity or any court, administrative agency or other governmental authority or agency is required in connection with (a) the execution and delivery of this Agreement, or (b) the consummation of the transactions contemplated by this Agreement, including the Mortgagor’s transfer of the Property to Lender. The consummation of the transactions contemplated by this Agreement will not result in a breach of, or constitute a default under, any mortgage, deed of trust, bank loan, credit agreement or other instrument to which Mortgagor is a party or by which Mortgagor may be bound or affected.
               f. Conflicting Transactions of Mortgagor. The execution and delivery of this Agreement by Mortgagor and the performance of its obligations hereunder will not, to the best of Mortgagor’s knowledge, conflict with any provision of any law or regulation to which Mortgagor is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Mortgagor’s organizational documents or any agreement or instrument to which Mortgagor a party or by which it is bound, or any order or decree applicable to the Mortgagor, or result in the creation or imposition of any lien on any of the Mortgagor’s assets or property.
               g. Pending Litigation, Except for the Litigation, there are no actions, suits or proceedings pending against the Mortgagor or the Property, or, to the knowledge of Mortgagor, circumstances which could lead to such action, suits or proceedings against or affecting the Mortgagor or the Property, or involving the validity or enforceability of any of the Loan Documents, before or by any governmental authority; and to the Mortgagor’s knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority. Mortgagor has not filed a petition in any case, action, or proceeding under the United States Bankruptcy Code or any similar state law; no petition in any case, action, or proceeding under the United States Bankruptcy Code or any similar state law has been filed against Mortgagor that has not been dismissed or vacated; and Mortgagor has not filed an answer or otherwise admitted in writing insolvency or inability to pay its debts or made an assignment for the benefit of creditors. Mortgagor certifies that the acceptance of the Deed by the Lender will not force the Mortgagor into insolvency. The Mortgagor further certifies that the granting of the Deed is not a preference for bankruptcy purposes or a fraudulent conveyance.
As used in this Agreement, the terms “Borrower’s knowledge’, “Mortgagor’s knowledge”, “best of Borrower’s knowledge”, “best of Mortgagor’s knowledge” and/or words of similar meaning shall mean and be limited to the actual knowledge of or notice to Seth Wise, in his capacity as President or Member of the Borrower, and any present employee of Borrower.
          11. Lender’s Representations and Warranties. Lender represents and warrants to Obligors as follows:
               a. Organizational Status. Lender is duly organized and validly existing, and in good standing under the laws of the State of Delaware.
               b. Authority to Enter into Settlement Agreement. Lender has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. No consent, approval or authorization by any individual or entity or any court, administrative agency or other governmental authority or agency is required in connection with (a) the execution and delivery of this Agreement, or (b) the consummation of the transactions contemplated by this Agreement, including, without limitation, (i) Lender’s agreement not to pursue a deficiency judgment against Obligors and (ii) Lender’s agreements under Section 8 of this Agreement.
               c. Conflicting Transactions of Lender. The execution and delivery of this Agreement by Lender and the performance of its obligations hereunder will not, to the best of Lender’s knowledge, conflict with any provision of any law or regulation to which Lender is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Lender’s organizational documents or any agreement or instrument to which Lender is a party or by which it is bound, or any order or decree applicable to the Lender.
               d. Ownership of Loan Documents. Lender has not assigned, pledged or otherwise conveyed the Loan Documents or any portion thereof, such that Lender presently owns and holds the Original Note, Note, Mortgage and the other Loan Documents.
          12. Automatic Stay Waiver, Etc. Obligors hereby agree that, in consideration for Lender’s entry into this Agreement, in the event that the Obligors shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended (''Bankruptcy Code”); (ii) be the subject of any order for relief issued under the Bankruptcy Code; (iii) be the subject of any petition seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver (with respect to Obligors, separate from the receiver with respect to the Property), conservator, or liquidator; or (v) be the subject of an order, judgment or decree entered by any court of competent composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors (i) through (v) each a “Bankruptcy Event” then, subject to court approval, Lender shall thereupon be entitled, and Obligors hereby consent to and agree to stipulate to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents, and as otherwise provided by law, and Obligors hereby irrevocably waive any rights to object to such relief. This covenant is a material inducement for Lender to accept this Agreement.
     13. Notices. Notices to be given pursuant to this Agreement must be in writing and shall be deemed delivered if delivered by hand-delivery, U.S. Mail, or by overnight delivery. Such notice shall be delivered to the following addresses, which any party may change by giving notice to other parties by the means set forth herein.
     If to Lender, such notices shall be sent to;
Dora F. Kaufman, Esq.
Liebler, Gonzalez & Portuondo, P.A.
Courthouse Tower, 25th Floor
44 West Flagler Street
Miami, FL 33130
AND
Maureen Connaughton, General Counsel
Milestone Asset Resolution Company, LLC
(servicer for Lender)
4675 MacArthur Court, Suite 1595
Newport Beach, CA 92660
     If to Obligors:
Jose G. Sepulveda
Stearns Weaver Miller, et al.
150 West Flagler Street, Suite 2200
Miami, FL 33130
AND

Seth Wise
President, Woodbridge Holdings
2100 West Cypress Creek Road
Ft. Lauderdale, 33309
     14. Due Dates Falling on Weekends or Holidays. In the event that the date of any act required to be performed by this Agreement (including, but not limited to, the payment of any money) falls on a weekend or a federal holiday, then the same shall not be required to be performed until the next business day thereafter.
     15. Entire Agreement. This Agreement sets forth the entire understanding of the parties and no verbal or written warranties or representations have been made or have been relied upon which do not appear in writing within this Agreement. Any reliance on verbal or other representations which do not appear within this Agreement shall be deemed unjustifiable reliance.
     16. Arm’s-Length Transaction. The parties to this Agreement acknowledge that all terms of this Agreement have been negotiated at arm’s length, and that each party, being represented by counsel, is acting to protect its own interest. Each party acknowledges that it was represented by counsel conferred with their respective counsel prior to the execution of this Agreement and the related documents and that each party is executing this Agreement and any related document freely.
     17. No Joint Venture. The relationship between Obligors and the Lender is that of debtors (on the part of Borrower and Guarantor) and creditor (on the part of the Lender). Nothing contained in this Agreement will be deemed to create a partnership or joint venture between the Lender and the Borrower, between the Lender and the Guarantor, or between the Lender with any other party, or to cause the Lender to be liable or responsible in any way for the actions, liabilities, debts or obligations of the Borrower, Guarantor or any other party.
     18. Modification of Agreement. This Agreement may not be amended or modified except by written instrument signed by all of the parties hereto, and the parties agree that this provision may not be waived except in writing.
     19. Waiver. The rights of the parties under this Agreement are to be considered cumulative, and the failure on the part of any party to exercise or enforce properly or promptly any rights arising out of this Agreement shall not operate to forfeit or serve as a waiver of any of those or other rights. The waiver by one party of the performance of any covenant or condition herein shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant or condition herein. The waiver by any party of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.
     20. Cooperation. The parties hereto agree to fully cooperate in the execution of any documents or performance in any way which may be reasonably requested by any of the parties hereto (or their agents or representatives) or by any title company to carry out the purposes of this

Agreement and to effectuate the intent of the parties hereto, whether such documents or performance is requested prior to Closing or at any time thereafter.
     21. No Admission of Liability. By this settlement, no party admits any liability, but rather the parties have agreed to this settlement as a compromise of disputed claims in the interests of avoiding the costs and uncertainty of continued litigation.
     22. Time is of the Essence. Time is of the essence of this Agreement.
     23. Headings. The headings used in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision in it.
     24. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. This Agreement is, and shall be deemed to be, the product of joint drafting by the parties and shall not be construed against any of them as the drafter hereof.
     25. Counterparts. This Agreement may be executed in counterparts (including facsimile or e-mail (PDF) copies), each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to each other party to this Agreement.
     26. Benefit and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, successors and assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The individuals signing below on behalf of entities represent and warrant that they have the full authority to bind their respective entities to all of the provisions hereof. Lender shall have the right to assign its rights under this Agreement to a third party entity; provided that (i) such party expressly assumes any and all obligations of Lender pursuant to this Agreement and (ii) Lender shall continue to be subject to the requirements and limitations set forth in Section 8 of this Agreement.
     27. Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to its principles of conflicts of law.
     28. Venue. The Parties hereto agree that any matter based upon or arising out of this Agreement or the matters contemplated herein shall be initiated and prosecuted in the Seventeenth Judicial Circuit in and for Broward County, Florida and nowhere else,
     29. Attorneys’ Fees. In any litigation arising out of or relating to this Agreement, or to the interpretation or enforcement hereof, the prevailing party(ies) (as finally determined and/or adjudicated by a court of law having jurisdiction over the applicable dispute) shall be entitled to recover the prevailing party’s(ies’) reasonable attorneys’ fees and costs from the non-prevailing party(ies) at the trial and at all appellate levels.
     30. Reservation of Jurisdiction. The parties shall request the Court to retain jurisdiction to enforce the terms of this Agreement.
     31. JURY TRIAL WAIVER. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, PROCEEDING, MATTER, CAUSE OF ACTION, COUNTERCLAIM, OR OTHERWISE ARISING OUT OF OR RELATING TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT, WHICH THEY DO SO KNOWINGLY AND VOLUNTARILY.
(Signature pages to follow)